______________, 2008

Greenstreet Acquisition Corp.
2601 Bayshore Drive, Suite 800
Coconut Grove, Florida 33133

Credit Suisse Securities (USA) LLC
As Representative of the several Underwriters
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

Re:	Initial Public Offering of Greenstreet Acquisition Corp.

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement dated as of ________________, 2008 (the “Underwriting Agreement”), by and between Greenstreet Acquisition Corp., a Delaware corporation (the “Company”), and Credit Suisse Securities (USA) LLC (“Credit Suisse”), as representative of the underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “Initial Public Offering”) of the Company’s units (the “Units”), each consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant (a “Warrant”) entitling the holder thereof to purchase one share of Common Stock.

In connection with the Initial Public Offering, the undersigned agrees with Credit Suisse to place limit orders for up to $30,000,000 of shares of Common Stock (the “Aftermarket Shares”) for a period commencing immediately after the Company files a preliminary proxy statement relating to its Business Combination (as defined in the Company’s Amended and Restated Certificate of Incorporation in effect on the date hereof (the “Certificate of Incorporation”)) and ending on the business day immediately preceding the record date for the meeting of stockholders at which the Business Combination is to be approved.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Initial Public Offering, and in recognition of the benefit that such Initial Public Offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. Approval of Business Combination or Extension Period. The undersigned agrees that in connection with any vote of the stockholders of the Company on a proposed Business Combination, it will vote any Aftermarket Shares it has acquired in favor of such Business Combination and will not exercise conversion rights (as described in the Certificate of Incorporation) in respect of any such Aftermarket Shares. The undersigned further agrees that in connection with a stockholder vote to approve a proposed Business Combination, it will vote any such Aftermarket Shares in favor of an amendment to the Certificate of Incorporation providing for the Company’s perpetual existence following the consummation of the Business Combination.

2. Transfer Restrictions. The undersigned will not assign, alienate, pledge, attach, sell or otherwise transfer or encumber (each, a “transfer”), directly or indirectly, any Aftermarket Shares until 180 days following the date of the consummation of a Business Combination, except to a Permitted Transferee. Any transfers of such securities to a Permitted Transferee will be made in accordance with applicable securities laws. Any transfer of securities pursuant to this Paragraph 2 after the date hereof will be subject to the condition that the Permitted Transferee has agreed in writing to be bound by the terms of Paragraphs 1 and 2 hereof. “Permitted Transferee” means (i) any legal entity controlling, controlled by or under common control with, the undersigned and (ii) if the undersigned is an individual, (a) a member of undersigned’s immediate family or a trust, the beneficiary of which is the undersigned or a person related to the undersigned by blood, marriage or adoption, (b) a transferee by virtue of the laws of descent and distribution upon death of the undersigned, or (c) a transferee pursuant to a qualified domestic relations order.

3. Representations and Warranties. The undersigned represents and warrants that:

(a) Except as described in the Registration Statement, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the undersigned with respect to the sale of the securities pursuant to the Underwriting Agreement or any other arrangements, agreements or understandings by the undersigned that may affect the Underwriters’ compensation pursuant to the Underwriting Agreement;

(b) It is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(c) It has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding;

(d) It has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked; and

(e) It has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement.

The undersigned acknowledges and understands that the Company and the Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the Initial Public Offering. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

This letter agreement shall be binding on the undersigned and such person’s successors and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of a Business Combination and (ii) the Company’s liquidation; provided that such termination shall not relieve the undersigned from liability for any breach of this letter agreement prior to its termination.

This letter agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings (whether written or oral) between the parties relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations and warranties or covenants relating to such subject matter except as specifically set forth herein.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Section 5-1401 of the New York General Obligations Law.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

Sincerely,

GREENSTREET CAPITAL, L.P.

By:______________________________
Name:
Title:

Accepted and agreed:

GREENSTREET ACQUISITION CORP.

By:  __________________________________
Name:
Title:

Accepted and agreed:

CREDIT SUISSE SECURITIES (USA) LLC

By:  __________________________________
Name:
Title: